                               EXHIBIT 21.0

                        CONTROL DATA SYSTEMS, INC.
                      Subsidiaries of the Registrant

                                               STATE/COUNTRY OF      % OF
SUBSIDIARIES                                    INCORPORATION     OWNERSHIP
CD Iberica, S.A.                                  Spain               100%
Control Data A/S                                  Denmark             100%
    Control Data AB                               Sweden              100%
Control Data Asia, Inc.                           Delaware            100%
    Control Data Systems (Malaysia) SDN BHD       Malaysia            100%
Control Data BV                                   Netherlands         100%
    Control Data IM BV                            Netherlands         100%
Control Data Belgium, Inc.                        Delaware            100%
Control Data China, Inc.                          Delaware            100%
Control Data do Brasil Computadores, LTDA.        Brazil              100%
Control Data Far East, Inc.                       Delaware            100%
    Control Data Korea Inc.                       Korea               100%
    Control Data Taiwan Inc.                      Taiwan              100%
     Open Applications Corporation                Taiwan              100%
Control Data France S.A.                          France              100%
    Control Data France Holding S.A.              France              100%
    Control Data Services BV                      Netherlands         100%
Control Data Greece Incorporated                  Delaware            100%
Control Data Holding AG                           Switzerland         100%
    Control Data (Schweiz) AG                     Switzerland         100%
    Control Data GmbH                             Germany             100%
     CDCbit - business information technology
      GmbH                                        Germany             100%
     ICEM Systems GmbH                            Germany             100%
         ICEM Systems, Inc.                       Delaware            100%
Control Data India, Inc.                          Delaware            100%
Control Data Indo-Asia Company                    Delaware            100%
Control Data International Employment, Inc.       Delaware            100%
Control Data International Trading, Inc.          Delaware            100%
Control Data (Ireland) Limited                    Ireland             100%
Control Data Italia S.p.A.                        Italy               100%
Control Data Japan, Ltd.                          Japan               100%
Control Data Limited                              United Kingdom      100%
    Binary Systems Limited                        United Kingdom      100%
     Binary Systems Consultants Limited           United Kingdom      100%
     Binary Systems Development Limited           United Kingdom      100%
Systime Holdings Ltd.                             United Kingdom     98.6%
     Systime Nederland B.V. (shell)               Netherlands         100%
     Systime Computers Limited                    United Kingdom      100%
         Systime (Gulf) Ltd.                      Channel Islands     100%
         Systime (Ireland) Ltd. (shell)           Ireland             100%
Control Data Overseas Finance Corporation N.V.    Netherlands
                                                   Antilles           100%


                               EXHIBIT 21.0

                        CONTROL DATA SYSTEMS, INC.
                      Subsidiaries of the Registrant
                               (CONTINUED)

                                               STATE/COUNTRY OF      % OF
SUBSIDIARIES                                    INCORPORATION     OWNERSHIP
Control Data Pan American Corporation             Delaware            100%
    Control Data de Mexico S.A. de C.V.           Mexico              100%
Control Data Real Estate, Inc.                    Delaware            100%
Control Data Systems Canada, Ltd.                 Canada              100%
Control Data Systems (Beijing) Co., Ltd.          China               100%
Control Data Systems (Singapore) Pte Ltd.         Singapore           100%
Control Data Systems (Thailand) Limited           Thailand            100%
Inter-American Control Data Corporation           Delaware            100%
Meridian Environmental Technologies, Inc.         Delaware            100%


                 Investments in Unconsolidated Affiliates


                                               STATE/COUNTRY OF      % OF
INVESTMENTS                                     INCORPORATION     OWNERSHIP
Beijing RIAMB Information Technology Co., Ltd.    China               51%
BTC Nederland B.V.                                Holland             28%
Circuitos Impresos de Alta Technologia
  S.A. de C.V.                                    Mexico              30%
DIODORE Systeme Company                           France               5%
Metaphase Technology, Inc.                        Delaware            50%
ROM Control Data SRL                              Romania             51%
Societe de Creation D'Activities
  Nouvelles (SOCRAN)                              Belgium           16.6%

                                     25